                          --------------------------
                          KIRKPATRICK & LOCKHART LLP
                          --------------------------

                       1800 MASSACHUSETTS AVENUE, N.W.
                                 2ND FLOOR
                         WASHINGTON, D.C. 20036-1800

                          TELEPHONE (202) 778-9000
                          FACSIMILE (202) 778-9100

ARTHUR J. BROWN
(202) 778-9046
brownaj@kl.com


                               February 28, 1996

G.T. Investment Portfolios, Inc.
50 California Street
San Francisco, California 94111

Dear Sir or Madam:

     G.T. Investment Portfolios, Inc. (the "Company") is organized as a Maryland corporation. The Company currently consists of a single portfolio: GT Global Dollar Fund. We understand that the Company is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares of the Company's common stock which it has registered under the Securities Act of 1933, as amended, and which were sold during the Company's fiscal year ended December 31, 1995.

     We have, as counsel, participated in various business and other matters relating to the Company. We have examined copies, either certified or otherwise proved to be genuine, of the Articles of Incorporation and By-Laws of the Company, the minutes of the meetings of the board of directors and other documents relating to its organization and operation of the Company, and we generally are familiar with its business affairs. Based on the foregoing and assuming that the shares were issued in compliance with federal and state securities laws, it is our opinion that the shares of common stock of the Company sold during the fiscal year ended December 31, 1995, the registration of which will be made definite by the filing of the Rule 24f-2 Notice, were legally issued, fully paid and nonassessable.


       BOSTON * HARRISBURG * MIAMI * NEW YORK * PITTSBURGH * WASHINGTON

--------------------------
KIRKPATRICK & LOCKHART LLP
--------------------------

G.T. Investment Portfolios, Inc.
February 28, 1996
Page 2


     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission.

                                       Sincerely yours,

                                       KIRKPATRICK & LOCKHART LLP


                                       By: /s/ Arthur J. Brown
                                           ---------------------------------
                                                Arthur J. Brown